Exhibit 10.49

                      SECOND AMENDMENT TO
                 ENRON CORP. 1994 DEFERRAL PLAN


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1994 Deferral Plan (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended to permit distribution of payments under the Plan to commence as soon as administratively feasible after the first day of a month in which a benefit becomes payable;

     NOW, THEREFORE, the Plan is amended as follows:

     1. Section 8.1 is rescinded and the following is inserted in its place:

     "8.1 Retirement Benefit. The Account balance shall be paid as elected by the Participant, with payments commencing by January 15 of the calendar year following Retirement.
"Retirement" means, after attainment of age 55 with at least
5 years of service, a Participant's termination of employment and eligibility to receive benefits under the Enron Corp. Retirement Plan."

     2. Section 8.2 is rescinded and the following is inserted in its place:

"8.2 Disability Benefit. The Account balance shall be paid as elected by the Participant by January 15 of the calendar year following onset of the Disability. "Disability" means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which:
a) renders a Participant incapable of continuing the further performance of his normal employment activities with the Company and has been determined by the Committee to be totally and permanently disabled for purposes of receiving long-term benefits under a long-term disability plan maintained by the Company; or b) renders a Director incapable of continuing the further performance of his duties as a Director of the Board."

3. Section 8.3 is rescinded and the following is inserted in its place:

"8.3 Termination Benefit. The Account balance shall be paid as elected by the Participant in the event of termination, whether voluntary or involuntary (except termination for cause), with payments commencing by January 15 of the calendar year following Termination."

4. Section 8.4 is rescinded and the following is inserted in its place:

"8.4 Termination for Cause. Upon a Participant's Termination for Cause, the Participant shall be entitled to receive the elective deferred compensation credited to the Account; however, no interest shall be credited to the Account. If the termination is as the result of the Participant's fraud against or theft from the Company, the damages sustained by the Company shall be deducted from the amount payable under this Section 8.4. Payment shall be made in a single sum by January 15 of the calendar year following the date of Termination for Cause. The Participant shall have no further interest in the Account upon such termination of service and such payment. "Termination for Cause" shall mean termination of employment of Participant by the Company because of (1) conviction of a felony relating to or in connection with the Company or the Company's business; (2) willful refusal without proper legal cause to perform duties and responsibilities of employment; or (3) willfully engaging in conduct which the Participant has or reasonably should have reason to know is or will be materially injurious to the Company. Such termination shall be effected by notice thereof delivered by the Company to Participant and shall be effective as of the date of such notice; provided, however, that if (a) termination is because of Participant's willful refusal without proper legal cause to perform any one or more of Participant's duties and responsibilities and (b) within seven days following the date of such notice Participant shall cease such refusal and shall use Participant's best efforts to perform such duties and responsibilities, the termination shall not be effective, and provided further, that the Company shall consult in good faith with Participant and provide an opportunity for Participant to be heard prior to the Company making a determination that any termination under (1), (2), or (3) of this paragraph is Termination for Cause, and that failure to do so shall not constitute Termination for Cause."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:  October 10, 1995            ENRON CORP.

                              By:  PHILIP J. BAZELIDES
                              Title: Philip J. Bazelides
                                   Vice President, Corporate
                                       Human Resources
                                         Enron Corp.

ATTEST:

PEGGY B. MENCHACA
Title: Vice President & Secretary